UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 2, 2023
Date of Report (Date of earliest event reported)
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chisholm Trail
Round Rock, TX 92131
(Address of Principal Executive Offices) (Zip Code)

(512) 238-9840
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KTOS	The NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

On October 30, 2023, Jane Judd informed the board of directors (the “Board”) of Kratos Defense & Security Solutions, Inc. (the “Company”) of her decision to retire from the Board and in connection with her retirement resign from the Board and all related committees, effective November 1, 2023. Ms. Judd’s retirement is not a result of a disagreement or dispute with the Company on any matter regarding its operations, policies or practices.

On October 30, 2023, Samuel Liberatore informed the Board of his decision to retire from the Board and in connection with his retirement resign from the Board and all related committees, effective November 1, 2023. Mr. Liberatore’s retirement is not a result of a disagreement or dispute with the Company on any matter regarding its operations, policies or practices.

(d) Election of Directors

On November 1, 2023, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, elected retired Army Col. Brad Boyd and Dan Hagen to the Board, effective immediately.

Mr. Boyd brings significant experience to the Board. A veteran of the U.S. Army and U.S Marines Corps, Mr. Boyd is currently a Visiting Fellow at the Hoover Institution at Stanford University where his works focuses on automation and autonomy in warfare as well as emergent technology in national security. The Board has not appointed Mr. Boyd to any committees of the Board at this time. There are no arrangements or understandings between Mr. Boyd and any other persons pursuant to which he was elected as a director, and Mr. Boyd has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Boyd’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-employee directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on April 14, 2023 (the “2023 Proxy Statement”), except that the annual equity award for 2023 will be prorated to 5,000 RSUs to align with the partial year of service. In connection with his appointment, the Company and Mr. Hagan will enter into the Company's standard director indemnification agreement, the form of which was filed with the SEC as Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2011.

Mr. Hagen also brings significant experience to the Board. Mr. Hagen recently retired as a long-standing portfolio manager for Peregrine Capital Management where he focused on Small Cap Growth companies. The Board has not appointed Mr. Hagen to any committees of the Board at this time. There are no arrangements or understandings between Mr. Hagen and any other persons pursuant to which he was elected as a director, and Mr. Hagen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hagen’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-employee directors, as described in the Company’s 2023 Proxy Statement, except that the annual equity award for 2023 will be prorated to 5,000 RSUs to align with the partial year of service. In connection with his appointment, the Company and Mr. Hagen will enter into the Company's standard director indemnification agreement, the form of which was filed with the SEC as Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2011.

A copy of the Company’s press release announcing Ms. Judd’s and Mr. Liberatore’s retirements from the Company’s Board, and Mr. Hagan and Mr. Boyd’s elections to the Company’s Board, is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	November 2, 2023 Board of Directors Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2023

Kratos Defense & Security Solutions, Inc.

By: /s/ Marie Mendoza
                        Marie Mendoza
                        Senior Vice President, General Counsel & Secretary